Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:
Kara Bellamy Chief Accounting Officer 805.566.6100 investor@qad.com	Laurie Berman PondelWilkinson Inc. 310.279.5980 lberman@pondel.com

QAD Reports Fiscal 2018 Second Quarter Financial Results

-- Second Quarter Subscription Revenue Growth of 41 Percent;
Subscription Margin Increases 12 Percent from the Prior Year --

SANTA BARBARA, Calif. – August 24, 2017 – QAD Inc. (NASDAQ: QADA) (NASDAQ: QADB), a leading provider of enterprise software and services designed for global manufacturing companies, today reported financial results for the fiscal 2018 second quarter and first six months ended July 31, 2017.

Fiscal 2018 Second Quarter Financial Results

Total revenue for the fiscal 2018 second quarter improved to $76.0 million, from $69.8 million for the fiscal 2017 second quarter. Subscription revenue, representing 23 percent of total revenue, grew 41 percent year-over-year and 39 percent on a trailing 12-month basis.

Additional fiscal 2018 second quarter financial results, versus the fiscal 2017 second quarter, include:

●	Subscription revenue of $17.4 million, compared with $12.3 million. Trailing 12-month subscription revenue of $61.1 million, versus $44.1 million.

●	License revenue of $6.7 million, versus $6.4 million.

●	Professional services revenue of $19.8 million, compared with $17.8 million.

●	Maintenance and other revenue of $32.0 million, versus $33.3 million.

●	Gross profit of $39.3 million, or 52 percent of total revenue, compared with $37.0 million, or 53 percent of total revenue. Subscription gross margin grew to 57 percent, compared with 45 percent.

●	Total operating expenses of $38.7 million, or 51 percent of total revenue, compared with $37.0 million, or 53 percent of total revenue.

●	Operating income of $543,000, including $2.6 million in stock compensation expense, versus an operating loss of $38,000, including $2.1 million in stock compensation expense.

●

GAAP pre-tax loss of $329,000, versus GAAP pre-tax income of $393,000. The fiscal 2018 period included $1.2 million of other expense primarily related to foreign currency losses, compared with other income of $433,000 for the fiscal 2017 period.

●	Non-GAAP pre-tax income of $2.5 million, versus $3.0 million.

●

GAAP net loss of $1.2 million, or $0.06 per Class A share and $0.05 per Class B share, compared with GAAP net income of $968,000, or $0.05 per diluted Class A share and $0.04 per diluted Class B share.

“Our cloud business continued to expand and now accounts for nearly one quarter of QAD’s revenue,” said Karl Lopker, Chief Executive Officer. “We are particularly pleased by the efficiencies we are gaining in cloud operations that are helping drive subscription margin expansion.”

For the first six months of fiscal 2018, total revenue was $147.3 million, versus $135.2 million for the first six months of fiscal 2017. GAAP net loss was $3.7 million, or $0.20 per Class A share and $0.17 per Class B share, for the fiscal 2018 year-to-date period, versus a GAAP net loss of $1.8 million, or $0.10 per Class A share and $0.08 per Class B share, for the same period last year. Non-GAAP pre-tax income was $2.7 million for the fiscal 2018 year-to-date period, compared with $1.1 million for the same period last year.

QAD’s cash and equivalents balance was $149.2 million at July 31, 2017, up from $145.1 million at January 31, 2017. Cash provided by operations was $7.6 million for the first six months of fiscal 2018, compared with $2.0 million for the same period last year, mainly resulting from strong cash collections.

Fiscal 2018 Second Quarter Operational Highlights:

●	Received orders from 21 customers representing more than $500,000 each in combined license, subscription, maintenance and professional services billings, including seven orders exceeding $1.0 million;

●

Received license or cloud orders from companies across QAD’s six vertical markets, including: Adient Limited, Amcor Limited, Argon Medical Devices, Cascade Engineering, Erwin Hymer Group, Invacare Corporation, Lush Manufacturing, Ltd., Omron Corporation, Renolit AG, Solvay SA, Sunrise Medical GmbH & Co and Yanfeng Visteon;

●	Released QAD DSCP 2017, the newest version of the company’s demand and supply chain planning suite, further enhancing its comprehensiveness and usability;

●	Released QAD TMS 2017, the newest version of the company’s integrated transportation management suite, further improving its functionality and adding new modules;

●	Received a positive reaction from industry analysts on the announcement of QAD's new Enterprise Platform; and

●	Announced that 80 percent of the top 20 global automotive suppliers use QAD according to a recent report from Automotive News.

Business Outlook

For the fiscal 2018 year, QAD now expects:

●	Total revenue of $292 to $296 million, including $68 to $70 million of subscription revenue.

●	GAAP pre-tax loss of $1 million to pre-tax income of $1 million.

●	Non-GAAP pre-tax income of $8 million to $11 million.

For the third quarter of fiscal 2018, QAD expects:

●	Total revenue of $73 to $75 million, including $17.4 million of subscription revenue.

●	GAAP pre-tax income of about breakeven.

●	Non-GAAP pre-tax income of $2.1 million to $2.8 million.

The following is a reconciliation of GAAP pre-tax income to non-GAAP pre-tax income for the fiscal 2018 third quarter and full year guidance:

QAD Inc.

Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance Measures

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	October 31, 2017		January 31, 2018
	Low	High	Low	High
Non-GAAP pre-tax income reconciliation

GAAP (loss) income before income taxes	$(250)	$250	$(1,000)	$1,000
Add back
Stock-based compensation expense	2,200	2,400	8,200	9,200
Amortization of purchased intangible assets	165	165	841	841
Change in fair value of interest rate swap	-	-	-	-
Non-GAAP income before income taxes	$2,115	$2,815	$8,041	$11,041

Cash taxes	$800	$900	$3,200	$3,600

Weighted average basic shares outstanding
Class A	15,800	16,200	15,900	16,300
Class B	3,200	3,300	3,200	3,300

Weighted average diluted shares outstanding
Class A	17,000	17,400	17,000	17,400
Class B	3,300	3,400	3,300	3,400

Calculation of Earnings per Share (EPS)

EPS is reported based on the company’s dual-class share structure, and includes a calculation for both Class A and Class B shares. Since Class A shares have rights to 120% of dividends paid on Class B shares, net income is apportioned so that earnings per share attributable to a Class A share are 120% of earnings per share attributable to a Class B share.

Fiscal 2018 Second Quarter Financial Results Conference Call

When: Thursday, August 24, 2017

Time: 2:00 p.m. PT (5:00 p.m. ET)

Phone: 800-230-1059 (domestic); 612-234-9959 (international)

Replay: Accessible through midnight August 31, 2017; 800-475-6701 (domestic); 320-365-3844 (international); access code 425431

Webcast: Accessible at www.qad.com; archive available for approximately one year

Note about Non-GAAP Financial Measures

QAD has disclosed non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margins and non-GAAP pre-tax income in this press release for the fiscal 2018 second quarter and six-month period. These are non-GAAP financial measures as defined by SEC Regulation G. QAD defines the non-GAAP measures as follows:

●

Non-GAAP adjusted EBITDA - EBITDA is GAAP net income before net interest expense, income tax expense, depreciation and amortization. Non-GAAP adjusted EBITDA is EBITDA less stock-based compensation expense and the change in the fair value of the interest rate swap.

●	Non-GAAP adjusted EBITDA margins - Calculated by dividing non-GAAP adjusted EBITDA by total revenue.

●

Non-GAAP pre-tax income - GAAP income before income taxes not including the effects of stock-based compensation expense, amortization of purchased intangible assets and the change in fair value of the interest rate swap.

●	Cash taxes - Cash taxes are defined as GAAP total tax expense excluding changes in reserves for unrecognized tax benefits.

QAD’s management uses non-GAAP measures internally to evaluate the business and believes that presenting non-GAAP measures provides useful information to investors regarding the company’s underlying business trends and performance of the company’s ongoing operations as well as useful metrics for monitoring the company’s performance and evaluating it against industry peers. The non-GAAP financial measures presented should be used in addition to, and in conjunction with, results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company. Tables providing a reconciliation of the non-GAAP measures to their most comparable GAAP measures are included at the end of this press release.

QAD non-GAAP measures reflect adjustments based on the following items:

Stock-based compensation expense: The company has excluded the effect of stock-based compensation expense from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense which generally requires cash settlement by QAD, and therefore is not used by the company to assess the profitability of its operations. The company also believes the exclusion of stock-based compensation expense provides a more useful comparison of its operating results to the operating results of its peers.

Amortization of purchased intangible assets: The company amortizes purchased intangible assets in connection with its acquisitions. QAD has excluded the effect of amortization of purchased intangible assets, which include purchased technology, customer relationships, trade names and other intangible assets, from its non-GAAP pre-tax income calculation, because doing so makes internal comparisons to the company’s historical operating results more consistent. In addition, the company believes excluding amortization of purchased intangible assets provides a more useful comparison of its operating results to the operating results of its peers.

Change in fair value of the interest rate swap: The company entered into an interest rate swap to mitigate its exposure to the variability of one-month LIBOR for its floating rate debt related to the mortgage of its headquarters. QAD has excluded the gain/loss adjustments to record the interest rate swap at fair value from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations. The company believes that these fluctuations are not indicative of its operational costs or meaningful in evaluating comparative period results because the company currently has no intention of exiting the debt agreement early; and therefore over the life of the debt the sum of the fair value adjustments will be $0.

About QAD – The Effective Enterprise

QAD Inc. (Nasdaq:QADA) (Nasdaq:QADB) is a leading provider of enterprise software and services designed for global manufacturing companies. For more than 35 years, QAD has provided global manufacturing companies with QAD Enterprise Applications, an enterprise resource planning (ERP) system that supports operational requirements, including financials, manufacturing, demand and supply chain planning, customer management, business intelligence and business process management. QAD Enterprise Applications is offered in flexible deployment models in the cloud, on-premise or in a blended environment. With QAD, customers and partners in the automotive, consumer products, food and beverage, high technology, industrial products and life sciences industries can better align daily operations with their strategic goals to meet their vision of becoming more Effective Enterprises.

For more information about QAD, call +1 805-566-6000, visit www.qad.com.

“QAD” is a registered trademark of QAD Inc. All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding projections of revenue, income and loss, capital expenditures, plans and objectives of management regarding the company’s business, future economic performance or any of the assumptions underlying or relating to any of the foregoing. Forward-looking statements are based on the company’s current expectations. Words such as “expects,” “believes,” “anticipates,” “could,” “will likely result,” “estimates,” “intends,” “may,” “projects,” “should,” “would,” “might,” “plan” and variations of these words and similar expressions are intended to identify these forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements. These risks include, but are not limited to: risks associated with our cloud service offerings, such as defects and disruptions in our services, our ability to properly manage our cloud service offerings, our reliance on third-party hosting and other service providers, and our exposure to liability and loss from security breaches; demand for the company’s products, including cloud service, licenses, services and maintenance; pressure to make concessions on our pricing and changes in our pricing models; protection of our intellectual property; dependence on third-party suppliers and other third-party relationships, such as sales, services and marketing channels; changes in our revenue, earnings, operating expenses and margins; the reliability of our financial forecasts and estimates of the costs and benefits of transactions; the ability to leverage changes in technology; defects in our software products and services; third party opinions about the company; competition in our industry; the ability to recruit and retain key personnel; delays in sales; timely and effective integration of newly acquired businesses; economic conditions in our vertical markets and worldwide; exchange rate fluctuations; and the global political environment. For a more detailed description of the risk factors associated with the company and factors that may affect our forward-looking statements, please refer to the company’s latest Annual Report on Form 10-K and, in particular, the section entitled “Risk Factors” therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter. Management does not undertake to update these forward-looking statements except as required by law.

(financial tables follow)

QAD Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Revenue:
Subscription fees	$17,420	$12,317	$32,763	$23,809
License fees	6,743	6,416	12,008	10,363
Maintenance and other	31,971	33,266	63,877	66,102
Professional services	19,824	17,779	38,692	34,901
Total revenue	75,958	69,778	147,340	135,175
Cost of revenue:
Subscription	7,428	6,740	15,148	12,940
License	828	765	1,513	1,490
Maintenance and other	7,840	7,742	15,534	15,511
Professional services	20,598	17,557	39,365	35,001
Total cost of revenue	36,694	32,804	71,560	64,942
Gross profit	39,264	36,974	75,780	70,233
Operating expenses:
Sales and marketing	17,697	17,294	35,284	34,232
Research and development	11,689	11,069	23,221	22,212
General and administrative	9,224	8,483	17,817	16,489
Amortization of intangibles from acquisitions	111	166	274	331
Total operating expenses	38,721	37,012	76,596	73,264
Operating income (loss)	543	(38)	(816)	(3,031)
Other (income) expense:
Interest income	(493)	(159)	(661)	(331)
Interest expense	157	161	313	335
Other (income) expense, net	1,208	(433)	1,812	437
Total other (income) expense, net	872	(431)	1,464	441
(Loss) income before income taxes	(329)	393	(2,280)	(3,472)
Income tax expense (benefit)	832	(575)	1,452	(1,648)
Net (loss) income	$(1,161)	$968	$(3,732)	$(1,824)

Diluted net (loss) income per share
Class A	$(0.06)	$0.05	$(0.20)	$(0.10)
Class B	$(0.05)	$0.04	$(0.17)	$(0.08)

Diluted Weighted Shares
Class A	15,914	16,280	15,863	15,644
Class B	3,212	3,275	3,211	3,205

QAD Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	July 31,	January 31,
	2017	2017
Assets
Current assets:
Cash and equivalents	$149,202	$145,082
Accounts receivable, net	42,397	69,441
Other current assets	14,500	15,351
Total current assets	206,099	229,874

Property and equipment, net	30,520	30,872
Capitalized software costs, net	800	732
Goodwill	10,872	10,558
Long-term deferred tax assets, net	7,286	6,166
Other assets, net	1,961	2,688

Total assets	$257,538	$280,890

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$456	$446
Accounts payable and other current liabilities	39,579	44,952
Deferred revenue	89,661	104,125
Total current liabilities	129,696	149,523

Long-term debt	13,540	13,767
Other liabilities	4,672	4,914

Stockholders' equity:
Common stock	20	20
Additional paid-in capital	196,950	197,594
Treasury stock	(12,947)	(15,170)
Accumulated deficit	(67,534)	(61,127)
Accumulated other comprehensive loss	(6,859)	(8,631)
Total stockholders' equity	109,630	112,686

Total liabilities and stockholders' equity	$257,538	$280,890

QAD Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended
	July 31,
	2017	2016

Net cash provided by operating activities	$7,638	$2,020

Cash flows from investing activities:
Purchase of property and equipment	(1,571)	(1,682)
Capitalized software costs	(480)	(62)
Net cash used in investing activities	(2,051)	(1,744)

Cash flows from financing activities:
Repayments of debt	(222)	(233)
Tax payments, net of proceeds, related to stock awards	(2,781)	(1,584)
Cash dividends paid	(2,675)	(2,642)
Net cash used in financing activities	(5,678)	(4,459)

Effect of exchange rates on cash and equivalents	4,211	1,160
Net increase (decrease) in cash and equivalents	4,120	(3,023)
Cash and equivalents at beginning of period	145,082	137,731
Cash and equivalents at end of period	$149,202	$134,708

QAD Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016

Total revenue	$75,958	$69,778	$147,340	$135,175

Net (loss) income	(1,161)	968	(3,732)	(1,824)
Add back:
Net interest (income) expense	(336)	2	(348)	4
Depreciation	1,139	1,092	2,243	2,136
Amortization	307	432	723	862
Income tax expense (benefit)	832	(575)	1,452	(1,648)
EBITDA	$781	$1,919	$338	$(470)
Add back:
Stock-based compensation expense	2,592	2,093	4,360	3,701
Change in fair value of interest rate swap	16	181	3	212
Adjusted EBITDA	$3,389	$4,193	$4,701	$3,443
Adjusted EBITDA margin	4%	6%	3%	3%

Non-GAAP pre-tax income reconciliation

(Loss) income before income taxes	$(329)	$393	$(2,280)	$(3,472)
Add back
Stock-based compensation expense	2,592	2,093	4,360	3,701
Amortization of purchased intangible assets	225	345	567	690
Change in fair value of interest rate swap	16	181	3	212
Non-GAAP income before income taxes	$2,504	$3,012	$2,650	$1,131

Cash taxes	$849	$525	$1,497	$1,165